                                                                     EXHIBIT 4.5

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT AS PROVIDED HEREIN.


                                 NEW FOCUS, INC.
                        WARRANT TO PURCHASE COMMON STOCK

Warrant Holder:          Lincoln-RECP Hellyer Opco, LLC, a Delaware LLC

Class of Stock:          New Focus, Inc. Common Stock (the "Common Stock")

Number of Shares:        30,000 shares of Common Stock (the "Warrant Shares")

Warrant Exercise Price:  The price per share of Common Stock shall be $ ____ (the
                         "Warrant Exercise Price"), subject to adjustments from time to time as specified in Section 5, below

Issue Date:              May ___, 2000

     THIS WARRANT CERTIFIES THAT, for value received, Lincoln-RECP Hellyer Opco, LLC, a Delaware LLC, (the "Holder") is entitled to subscribe for and purchase, subject to the provisions and upon the terms and conditions hereinafter set forth, 30,000 fully paid and nonassessable shares of Common Stock of New Focus, Inc., a Delaware corporation (the "Company") at the Warrant Exercise Price (subject to adjustments from time to time, as specified in Section 5 hereof).

     1. Term and Expiration. The purchase right represented by this Warrant is exercisable, in whole or in part during the period beginning on the Issue Date, and ending on May __, 2002 (the "Exercise Period").

     2.   Method of Exercise; Cash Payment; Issuance of New Warrant. Subject to
Section 1, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time, at the election of the Holder hereof, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by cancellation of indebtedness, certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Exercise Price multiplied by the number of shares then being purchased.

     The person or persons in whose name(s) any certificate(s) representing the shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder hereof as soon as reasonably practicable and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of such shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as reasonably practicable.

     3.   Right to Convert Warrant.

          (a) Conversion Right. In lieu of the payment set forth in Section 2 above, the Holder shall have the right to convert this Warrant ( the "Conversion Right"), in whole or in part, at any time during the Exercise Period, into shares of Common Stock as provided for in this Section 3. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value, as defined below, for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of the Warrant Shares immediately prior to the exercise of the Conversion Right.

          (b) Exercise of the Conversion Right. The Conversion Right may be exercised by the Holder on any business day during the Exercise Period. Such exercise shall be effected by (a) the surrender of this Warrant and (b) delivery of the Notice of Conversion attached hereto as Exhibit B at the office of the Company.

          (c) Effect of Conversion. This Warrant shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such conversion.

          (d) Fair Market Value. Fair Market Value of a Warrant Share as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock as of such Determination Date multiplied by the number of shares of Common Stock into which a Warrant Share is then convertible. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

               (i) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the closing or last sale price, respectively, reported for the business day immediately preceding the Determination Date.

               (ii) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the business day immediately preceding the Determination Date.

               (iii) If the Determination Date is the date on which the Company's Common Stock is first sold to the public by the Company in a firm commitment public offering under the Securities Act of 1933, as amended, then the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering.

               (iv) Otherwise, as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including, without limitation, the price per share that the Company could obtain from a willing third party buyer for shares of Common Stock sold by the Company and communicated in writing to the Holder upon Holder 's written request. If this Warrant shall have deemed to be "net exercised" pursuant to the terms of Section 3 hereof and this Section 3 (d)(iv) is invoked, then the good faith determination by the Company's Board of Directors of the fair market value of one share of Warrant Stock shall be final and binding on the Holder.

     4. Stock Fully Paid; Reservation of Shares. All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. During the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant.

     5. Adjustment of Warrant Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value), or as a result of a subdivision or combination or any reorganization, merger or sale of all or substantially all of the assets of the Company, the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the Holder of this Warrant), so that the Holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable by a holder of the number of shares then purchasable under this Warrant upon such reclassification, change, reorganization, merger or sale of all or substantially all of the assets of Company. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications or changes.

          (b) Stock Splits or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of capital stock into which this Warrant is exercisable, the Warrant Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective. The provisions of this subparagraph (b) shall similarly apply to successive stock splits or combinations of outstanding shares.

          (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 5(a) and 5(b) above), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution. The provisions of this subparagraph (c) shall similarly apply to successive stock dividends and other distributions by the Company.

     Upon each adjustment in the Warrant Exercise Price specified in Sections 5(a), (b) or (c) above, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Warrant Exercise Price by a fraction, the numerator of which shall be the Warrant Exercise Price immediately prior to such adjustment and the denominator of which shall be the Warrant Exercise Price immediately thereafter.

     6. Notice of Adjustments. Whenever the Warrant Exercise Price or the number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall notify the Holder of the adjustment, the method by which such adjustment was calculated, and the Warrant Exercise Price and the number of shares of Common Stock purchasable hereunder after giving effect to such adjustment.

     7. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair value of such shares on the date of exercise as reasonably determined at the sole discretion of and in good faith by the Company's Board of Directors.

     8. Compliance with Securities Act of 1933. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof (and the securities issuable, directly or indirectly, upon conversion of the Common Stock), are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any such shares except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, unless the shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. The shares of Common Stock issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Common Stock) shall be stamped or imprinted with a legend in substantially the following form (unless registered under the Securities Act and any applicable state securities laws):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NEW FOCUS SOLUTIONS, INC. AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY."

     9. Transferability/Assignment. This Warrant and all rights hereunder may be assigned by the Company in connection with a merger, reorganization, reincorporation, sale of assets or similar event, but may only be transferred or assigned, in whole or in part, by the Holder, subject to compliance with applicable federal and state securities laws, (i) to any partner, member, subsidiary or affiliate of the Holder; (ii) to any successors or assigns in connection with any merger, sale of assets, reorganization, or similar event or to an affiliate of such assignee or successor, without charge to the Holder and without the requirement of an opinion of counsel, upon surrender of this Warrant provided that (a) the transferee or assignee of such Warrant agrees in writing for the benefit of the Company to comply with all terms and obligations of this Warrant; and (b) that the Company is given written notice by the Holder within five (5) business days of said transfer or assignment of this Warrant, stating the name, address and relationship of said transferee or assignee; and (iii) to any third party to which the Company agrees in writing, provided that the Holder provides a legal opinion as to the compliance with applicable securities laws, which is reasonably acceptable to the Company and its counsel.

     10. Limited Rights as Stockholders; Information. No holder of this Warrant, as such, prior to exercise thereof shall be entitled to vote or receive dividends or be deemed the holder of shares, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     11.  Representations and Warranties of the Company.

          (a) Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdictions in which it conducts business and where the failure to be so qualified or licensed would have a material adverse effect on the business, assets.

          (b) Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Warrant, to issue this Warrant and to carry out the transactions contemplated hereby. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, have been duly authorized by all necessary corporate or stockholder action on the part of the Company and this Warrant is not inconsistent with the Company's certificate of incorporation or bylaws. The Warrant constitutes the legal, valid and binding obligation of the Company, and is enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application affecting enforcement of creditors' rights generally and as may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          (c) Valid Reservation and Issuance of Warrant Shares. The Warrant Shares have been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under applicable state and/or federal securities laws. The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

          (d) Good Faith. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder under the Warrants against wrongful impairment. Without limiting the generality of the foregoing, the Company: (i) will not set nor increase the par value of any Warrant Shares above the amount payable therefor upon such exercise, and (ii) will take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrant.

          (e) NASDAQ Listing. Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon any securities exchange upon which the shares of Common Stock are then listed.

     12. Modification and Waiver; Effect of Amendment or Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated with the written consent of the Company and the holders of a majority of shares of the Common Stock issued or issuable upon exercise of the Warrant. Any waiver or amendment effected in accordance with this Section 12 shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company. The holder of this Warrant hereby acknowledges that by operation of this Section 12, the holders of a majority of the Shares purchased under this Warrant will have the right and power to diminish or eliminate the rights of such holder under this Warrant.

     13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

     14. Binding Effect on Successors. The obligations of the Company relating to the shares of Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company pursuant to this Warrant shall inure to the benefit of the successors and assigns of the Holder hereof.

     15. Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

     17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

     18. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

     19. Counterparts. This Warrant may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     20. Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

                                       NEW FOCUS, INC.,
                                       a Delaware corporation


                                       By:
                                       Kenneth E. Westrick, President
                                       Address: 2630 Walsh Avenue
                                                Santa Clara, California 95051

Accepted and Agreed:

LINCOLN-RECP HELLYER OPCO, LLC, A DELAWARE LLC



----------------------------------------------

Address:  c/o Legacy Partners Commercial
          400 East Third
          Foster City, California 94404
          Attn: Rick Wada, Asset Manager
Phone: (650) 571-2200
Fax: (650) 571-2211

                                    EXHIBIT A

                               NOTICE OF EXERCISE



To:  New Focus, Inc. (the "Company")

     1. The undersigned hereby elects to purchase __________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                    ----------------------------------------
                                     (Name)

                    ----------------------------------------
                                    (Address)

                    ----------------------------------------
                                  (City, State)

     3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.


-----------------------------
           (Date)
                                        ----------------------------------------
                                                       (Signature)

                                    EXHIBIT B

                              NOTICE OF CONVERSION

TO:  NEW FOCUS, INC.

     (1) The undersigned hereby elects to convert the attached Warrant to the extent of __________ shares of Common Stock of New Focus, Inc. pursuant to the terms of the attached Warrant.

     (2) In connection with the purchase of the Common Stock (the "Securities"), I, the Purchaser, represent to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

          (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

          (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


Print Name:
            -----------------------------------

Sign Name:
            -----------------------------------

Date:
     -------------------


                                       -2-